UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 24, 2008

Global Peopleline Telecom Inc.

 (Formerly China Mobility Solutions, Inc.)

Florida

 (State or Other Jurisdiction of Incorporation)

000-26559

 (Commission File Number)

330-751560

(I.R.S. Employer Identification No.)

407-1270 Robson Street,
Vancouver, B.C., Canada V6E 3Z6

(Address of Principal Executive Offices) (Zip Code)

(604) 632-9638

 (Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Global Peopleline Telecom Inc., a Florida corporation (the “Registrant”), in connection with the items set forth below.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On October 20th, 2008, we engaged Moore & Associates, an independent registered firm of Certified Public Accounting Oversight Board, as our principal auditor with the approval of our company's board of directors. Accordingly, we dismissed Michael T. Studer CPA P.C. ("Michael"), as our independent registered public accounting firm.

The report of Michael on the financial statements of the Company as of March 31, 2007 and for the year then ended did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, except for an explanatory paragraph relating to a going concern uncertainty, audit scope, or accounting principles.

During the year ended March 31, 2007 through the date of his dismissal, there were no disagreements with Michael on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Michael, would have caused Michael to make reference to the subject matter of the disagreement in its reports on the Company's financial statements for such periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Peopleline Telecom Inc.
Date: November 24, 2008	By:	/s/ XiaoQing Du
XiaoQing Du
President